Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Brian Blackman
	(212) 886-9332	(702) 407-6330

Caesars Entertainment, Caesars Acquisition Announces Pricing of

CGPH $1.45 Billion Senior Secured Credit Facility

LAS VEGAS, April 25, 2017 — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) (“CEC”) and Caesars Acquisition Company (“Caesars Acquisition”) today announced that Caesars Growth Properties Holdings, LLC (“CGPH”) priced senior secured facilities in an aggregate principal amount of approximately $1.45 billion, consisting of a term loan facility of approximately $1.3 billion (the “Term Facility”) and a revolving credit facility of $150 million (the “Revolver”). CGPH is a wholly-owned subsidiary of Caesars Growth Partners, LLC (“CGP”), a joint venture between Caesars Entertainment and Caesars Acquisition.

The Term Facility consists of CGPH’s existing approximately $1.14 billion term loan B due 2021 and the raise of an additional $175 million add-on term loan to repay all of the outstanding amounts under The Cromwell’s property-specific term loan. The interest rate under the Term Facility and Revolver is the London Interbank Offered Rate (“LIBOR”) plus 300 basis points, with a reduction to LIBOR plus 275 basis points upon the achievement of certain leverage ratios.

The CGPH repricing and add-on term loan lower CGPH’s overall cost of capital, which will benefit the enterprise. The repricing is the latest step in the effort to optimize the balance sheet and improve free cash flow across the enterprise.

The closing of the add-on and repricing transactions is anticipated to occur during the week of April 24, 2017 subject to the negotiation and execution of definitive documentation, receipt of all required regulatory approvals and satisfaction of other customary closing conditions. The proceeds of the additional $175 million add-on term loan will be held in escrow until receipt of required regulatory approvals, at which point it will be used to repay The Cromwell’s property-specific term loan.

About Caesars Entertainment Corporation

Caesars Entertainment Corporation (“CEC”) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company, Inc. (“CEOC”), wholly owned Caesars Entertainment Resort Properties, LLC and CGP, in which we hold a variable economic interest. Since its beginning in Reno, Nevada 75 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. CEC’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. CEC’s portfolio also includes the London Clubs International family of casinos. CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. CEC is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

About Caesars Acquisition Company

Caesars Acquisition Company was formed to make an equity investment in Caesars Growth Partners, LLC, a joint venture between CAC and Caesars Entertainment (NASDAQ: CZR), the world’s most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CAC is CGP LLC’s managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.

Forward-Looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as, “will,” “anticipated,” and “proposed” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the emergence from bankruptcy of CEOC and the expected timing thereof, future actions that may be taken by CEC and others with respect thereto, the completion of the Merger (as defined below) and the timing of the release of the escrowed proceeds and closing of the add-on and pricing transactions. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of CEC and CGPH may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the SEC: the Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement (as defined below), CEC’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries, CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this release. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information

Pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CEC and CAC, as subsequently amended on February 20, 2017 (as amended, the “Merger Agreement”), among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”). In connection with the Merger, CEC and CAC filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The registration statement has not yet become effective. After the registration statement is declared effective by the SEC, a definitive joint proxy statement/prospectus will be mailed to stockholders of CEC and CAC. Stockholders are urged to read the registration statement and joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

CEC, CAC and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from CEC and CAC stockholders in favor of the business combination transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CEC and CAC stockholders in connection with the proposed business combination transaction is set forth in the definitive proxy statement filed with the SEC on April 12, 2017 and Amendment No. 1 to the Annual Report on Form 10-K for CAC’s fiscal year ended December 31, 2016, filed on March 31, 2017, respectively. You can obtain free copies of these documents from CEC and CAC in the manner set forth above.

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